Exhibit 5.4

Akerman Senterfitt 401 E. Jackson Street Suite 1700 Tampa, Florida 33602 Tel: 813.223.7333 Fax: 813.223.2837

August 9, 2012

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re:         Registration Statement on Form S-4
SEC File No. 333-182531
Filed by Omega Healthcare Investors, Inc.

Ladies and Gentlemen:

We have served as special Florida counsel to OHI (Florida), Inc., a Florida corporation (“OHIF”), OHI Sunshine, Inc., a Florida corporation (“OHIS”), and Florida Real Estate Company, LLC, a Florida limited liability company (“FREC” and, together with OHIF and OHIS, the “Florida Subsidiaries”), each of which is a wholly owned, direct or indirect, as applicable, subsidiary of Omega Healthcare Investors, Inc., a Maryland corporation (the “Parent”), in connection with the Registration Statement on Form S-4 (SEC File No. 333-182531) (the “Registration Statement”) filed by the Parent and the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $400,000,000 in aggregate principal amount of the Parent’s registered 5-7/8% Senior Notes due 2024 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 5-7/8% Senior Notes due 2024 issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under the indenture dated as of August 9, 2012 (the “Original Indenture”), among the Parent, the Subsidiary Guarantors signatory thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of July 2, 2012, and that certain Second Supplemental Indenture, dated as of August 9, 2012, each among the Parent, the Subsidiary Guarantors signatory thereto and the Trustee (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture, the Guarantees (as defined below), or any of the related agreements executed or delivered in connection with the Initial Notes or the Exchange Notes. We have been retained solely for the purpose of rendering certain opinions pursuant to Florida and New York law with respect to the Florida Subsidiaries.

akerman.com
BOCA RATON DALLAS DENVER FORT LAUDERDALE JACKSONVILLE LAS VEGAS LOS ANGELES MADISON MIAMI NAPLES NEW YORK ORLANDO PALM BEACH SALT LAKE CITY TALLAHASSEE TAMPA TYSONS CORNER WASHINGTON, D.C. WEST PALM BEACH

Omega Healthcare Investors, Inc. August 9, 2012 Page -2-

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(i)	the Registration Statement (including all exhibits thereto);

(ii)	the Indenture, including the form of the guarantees of the Exchange Notes (each, a “Guarantee” and, collectively, the “Guarantees”) provided for therein;

(iii)	the Initial Notes;

(iv)	the form of the Exchange Notes;

(v)	the Articles of Incorporation of OHIF and all amendments thereto, certified as true and correct by the Secretary of OHIF as of August 9, 2012;

(vi)	the Bylaws of OHIF and all amendments thereto, certified as true, correct and complete by the Secretary of OHIF as of August 9, 2012;

(vii)
corporate resolutions adopted by written consent of the Board of Directors of OHIF as of March 16, 2012, authorizing, among other things, the execution and delivery by OHIF of a Guarantee, certified as true, correct and complete by the Secretary of OHIF as of August 9, 2012;

(viii)
a Certificate of the Secretary of State of Florida issued on July 26, 2012, stating, among other things, that as of such date OHIF is a corporation organized under the laws of the State of Florida, has paid all fees due to the Department of State of Florida through December 31, 2012, and its status is active;

(ix)	the Articles of Incorporation of OHIS and all amendments thereto, certified as true and correct by the Secretary of OHIS as of August 9, 2012;

(x)	the Bylaws of OHIS and all amendments thereto, certified as true, correct and complete by the Secretary of OHIS as of August 9, 2012;

(xi)
corporate resolutions adopted by written consent of the Board of Directors of OHIS as of March 16, 2012, authorizing, among other things, the execution and delivery by OHIS of a Guarantee, certified as true, correct and complete by the Secretary of OHIS as of August 9, 2012;

(xii)
a Certificate of the Secretary of State of Florida issued on July 26, 2012, stating, among other things, that as of such date OHIS is a corporation organized under the laws of the State of Florida, has paid all fees due to the Department of State of Florida through December 31, 2012, and its status is active;

(xiii)	the Articles of Organization of FREC, certified as true and correct by the Secretary of FREC as of August 9, 2012;

Omega Healthcare Investors, Inc. August 9, 2012 Page -3-

(xiv)	the Second Amended and Restated Limited Liability Company Agreement of FREC, dated January 22, 2010, true, correct and complete by the Secretary of FREC as of August 9, 2012;

(xv)
resolutions adopted by written consent of the sole member of FREC as of March 16, 2012, authorizing, among other things, the execution and delivery by FREC of a Guarantee, certified as true, correct and complete by the Secretary of FREC as of August 9, 2012; and

(xvi)
a Certificate of the Secretary of State of Florida issued on July 26, 2012, stating, among other things, that as of such date FREC is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department of State of Florida through December 31, 2012, and its status is active.

The documents in paragraphs (i) through (iv) above are collectively referred to as the “Transaction Documents,” and the term Transaction Documents shall not include any other documents, contracts or matters referred to or described therein.  The documents in paragraphs (v) through (xvi) above are collectively referred to as the “Organizational and Authority Documents.”  Other than our review of the Transaction Documents and the Organizational and Authority Documents, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion, and we make no representation as to the scope or sufficiency of our documentation review for your purposes.

We have, with your consent, assumed that certificates of public officials dated earlier than the date of this opinion letter remain accurate from such earlier dates through and including the opinion letter date.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the legal existence of each party to the Transaction Documents, other than the Florida Subsidiaries; (c) the power of each party to the Transaction Documents, other than the Florida Subsidiaries, to execute, deliver, and perform all Transaction Documents executed and delivered by such party and to do each other act done or to be done by such party; (d) the authorization, execution, and delivery by each party, other than the Florida Subsidiaries, of each Transaction Document executed and delivered or to be executed and delivered by such party; (e) the legality, validity, binding effect, and enforceability as to each party, other than the Florida Subsidiaries, of each Transaction Document executed and delivered by such party or to be executed and delivered and of each other act done or to be done by such party; (f) there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter, and no undisclosed prior waiver of any right or remedy contained in any of the Transaction Documents; (g) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy, and the authenticity of the original of each document received by us as a copy or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or government authority or regulatory body, and the authenticity of the originals or such latter documents, and if any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have further assumed that the document so filed is identical to the document we examined except for formatting changes; (h) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (i) each certificate or other document issued by a public authority is accurate, complete, and authentic as of the date of this opinion letter, and all official public records (including their proper indexing and filing) are accurate and complete; (j) the Exchange Offer and the conduct of the parties to the Exchange Offer comply with any requirement of good faith, fair dealing, and conscionability; (k) routine procedural matters such as service of process or qualification to do business in the relevant jurisdiction(s) will be satisfied by the parties seeking to enforce the Transaction Documents; (l) agreements (other than the Transaction Documents as to which opinions are being given) and judgments, decrees, and orders reviewed in connection with rendering the opinions will be enforced as written; (m) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, modify, or qualify the terms of the Transaction Documents or the rights of the parties thereunder; (n) the payment of all required documentary stamp taxes, intangible taxes, and other taxes and fees imposed upon the execution, filing, or recording of documents; and (o) with respect to the Exchange Offer and the Transaction Documents, including the inducement of the parties to enter into and perform their respective obligations thereunder, there has been no mutual mistake of fact or undue influence and there exists no fraud or duress.

Omega Healthcare Investors, Inc. August 9, 2012 Page -4-

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when (a) the Registration Statement has become effective under the Act, (b) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes (in the form examined by us) have been duly executed by the Parent and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes and the Guarantee of each Florida Subsidiary (in the form examined by us) has been duly executed by each such Florida Subsidiary, each in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, the Guarantee of each Florida Subsidiary provided for in the Indenture will constitute a valid and binding obligation of each such Florida Subsidiary.

The following Florida, New York and federal laws, rules and regulations are expressly excluded from the scope of this opinion letter: (a) securities laws, rules, and regulations; (b) Federal Reserve Board margin regulations; (c) laws, rules, and regulations regulating banks and other financial institutions, insurance companies, and investment companies; (d) pension and employee benefit laws, rules, and regulations, such as the Employee Retirement Income Security Act (ERISA); (e) labor laws, rules, and regulations, including laws on occupational safety and health (OSHA); (f) antitrust and unfair competition laws, rules, and regulations; (g) laws, rules, and regulations concerning compliance with fiduciary requirements; (h) laws, rules, and regulations concerning the creation, attachment, perfection, and priority of any lien or security interest; (i) laws, rules, and regulations relating to taxation; (j) bankruptcy, fraudulent conveyance, fraudulent transfer, and other insolvency laws; (k) environmental laws, rules, and regulations; (l) laws, rules, and regulations relating to patents, copyrights, trademarks, trade secrets, and other intellectual property; (m) local laws, statutes, administrative decisions, ordinances, rules, or regulations, including any zoning, planning, building, occupancy, or other similar approval or permit or any other ordinance or regulation of any county, municipality, township, or other political subdivision of the State of Florida; (n) criminal and state forfeiture laws and any racketeering laws, rules, and regulations; (o) other statutes of general application to the extent that they provide for criminal prosecution; (p) laws relating to terrorism or money laundering; (q) laws, regulations, and policies concerning national and local emergency and possible judicial deference to acts of sovereign states; (r) filing or consent requirements under any of the foregoing excluded laws; and (t) judicial and administrative decisions to the extent they deal with any of the foregoing excluded laws.

Omega Healthcare Investors, Inc. August 9, 2012 Page -5-

The foregoing opinion is subject to the following exceptions, qualifications, and limitations:

The opinion above is limited by: (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar law affecting the rights of creditors’ generally; and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

No opinion is expressed herein with respect to any provision of the Transaction Documents that: (a) purports to excuse a party from liability for the party’s own acts; (b) purports to make void any act done in contravention thereof; (c) purports to authorize a party to act in the party’s sole discretion or purports to provide that determination by a party is conclusive; (d) requires waivers or amendments to be made only in writing; (e) purports to effect waivers of constitutional, statutory, or equitable rights or the effect of applicable laws, waivers of any statute of limitations, or waivers of broadly or vaguely stated rights, of unknown future defenses or of rights to damages;(f) imposes or permits: (i) liquidated damages, (ii) the appointment of a receiver, (iii) penalties, (iv) indemnification for gross negligence, willful misconduct, or other wrongdoing, (v) confessions of judgment, or (vi) rights of self-help or forfeiture; (g) purports to limit or alter laws requiring mitigation of damages; (h) concerns choice of forum, consent or submission to the personal or subject matter jurisdiction of courts, venue of actions, or means of service of process, waivers of rights to jury trials, and agreements regarding arbitration; (i) purports to reconstitute the terms thereof as necessary to avoid a claim or defense of usury; (j) purports to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees; (k) relates to the evidentiary standards or other standards by which the Transaction Documents are to be construed, including, but not limited to, provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings; (l) enumerates that remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (m) constitutes severability provisions; (n) permits the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; (o) purports to create rights to setoff otherwise than in accordance with applicable law; (p) contains a blanket prohibition on assignments or a specific prohibition on assignment of payments due or to come due; or (q) purports to entitle any party to specific performance of any provision thereof.

Omega Healthcare Investors, Inc. August 9, 2012 Page -6-

We do not express any opinion as to the laws of any jurisdiction other than the States of Florida and New York and the United States of America.  We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters” in the prospectus filed as a part thereof.  We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours, /s/ Akerman Senterfitt Akerman Senterfitt

Schedule I
Subsidiary Guarantors

Subsidiary Guarantors	State or Other Jurisdiction of Formation
1200 Ely Street Holdings Co. LLC	Michigan
2425 Teller Avenue, LLC	Colorado
42235 County Road Holdings Co. LLC	Michigan
48 High Point Road, LLC	Maryland
Arizona Lessor - Infinia, Inc.	Maryland
Baldwin Health Center, Inc.	Pennsylvania
Bayside Alabama Healthcare Second, Inc.	Alabama
Bayside Arizona Healthcare Associates, Inc.	Arizona
Bayside Arizona Healthcare Second, Inc.	Arizona
Bayside Colorado Healthcare Associates, Inc.	Colorado
Bayside Colorado Healthcare Second, Inc.	Colorado
Bayside Indiana Healthcare Associates, Inc.	Indiana
Bayside Street II, Inc.	Delaware
Bayside Street, Inc.	Maryland
Canton Health Care Land, Inc.	Ohio
Carnegie Gardens LLC	Delaware
Center Healthcare Associates, Inc.	Texas
CFG 2115 Woodstock Place LLC	Delaware
Cherry Street – Skilled Nursing, Inc.	Texas
Colonial Gardens, LLC	Ohio
Colorado Lessor - Conifer, Inc.	Maryland
Copley Health Center, Inc.	Ohio
CSE Albany LLC	Delaware
CSE Amarillo LLC	Delaware
CSE Anchorage LLC	Delaware
CSE Arden L.P.	Delaware
CSE Augusta LLC	Delaware
CSE Bedford LLC	Delaware
CSE Blountville LLC	Delaware
CSE Bolivar LLC	Delaware
CSE Cambridge LLC	Delaware
CSE Cambridge Realty LLC	Delaware
CSE Camden LLC	Delaware
CSE Canton LLC	Delaware
CSE Casablanca Holdings II LLC	Delaware
CSE Casablanca Holdings LLC	Delaware
CSE Cedar Rapids LLC	Delaware
CSE Centennial Village	Delaware
CSE Chelmsford LLC	Delaware
CSE Chesterton LLC	Delaware
CSE Claremont LLC	Delaware
CSE Corpus North LLC	Delaware
CSE Crane LLC	Delaware
CSE Denver Iliff LLC	Delaware
CSE Denver LLC	Delaware
CSE Douglas LLC	Delaware
CSE Dumas LLC	Delaware
CSE Elkton LLC	Delaware
CSE Elkton Realty LLC	Delaware
CSE Fairhaven LLC	Delaware
CSE Fort Wayne LLC	Delaware
CSE Frankston LLC	Delaware
CSE Georgetown LLC	Delaware
CSE Green Bay LLC	Delaware

Subsidiary Guarantors	State or Other Jurisdiction of Formation
CSE Hilliard LLC	Delaware
CSE Huntingdon LLC	Delaware
CSE Huntsville LLC	Delaware
CSE Indianapolis-Continental LLC	Delaware
CSE Indianapolis-Greenbriar LLC	Delaware
CSE Jacinto City LLC	Delaware
CSE Jefferson City LLC	Delaware
CSE Jeffersonville-Hillcrest Center LLC	Delaware
CSE Jeffersonville-Jennings House LLC	Delaware
CSE Kerrville LLC	Delaware
CSE King L.P.	Delaware
CSE Kingsport LLC	Delaware
CSE Knightdale L.P.	Delaware
CSE Lake City LLC	Delaware
CSE Lake Worth LLC	Delaware
CSE Lakewood LLC	Delaware
CSE Las Vegas LLC	Delaware
CSE Lawrenceburg LLC	Delaware
CSE Lenoir L.P.	Delaware
CSE Lexington Park LLC	Delaware
CSE Lexington Park Realty LLC	Delaware
CSE Ligonier LLC	Delaware
CSE Live Oak LLC	Delaware
CSE Logansport LLC	Delaware
CSE Lowell LLC	Delaware
CSE Marianna Holdings LLC	Delaware
CSE Memphis LLC	Delaware
CSE Mobile LLC	Delaware
CSE Moore LLC	Delaware
CSE North Carolina Holdings I LLC	Delaware
CSE North Carolina Holdings II LLC	Delaware
CSE Omro LLC	Delaware
CSE Orange Park LLC	Delaware
CSE Orlando-Pinar Terrace Manor LLC	Delaware
CSE Orlando-Terra Vista Rehab LLC	Delaware
CSE Pennsylvania Holdings	Delaware
CSE Piggott LLC	Delaware
CSE Pilot Point LLC	Delaware
CSE Ponca City LLC	Delaware
CSE Port St. Lucie LLC	Delaware
CSE Richmond LLC	Delaware
CSE Ripley LLC	Delaware
CSE Ripon LLC	Delaware
CSE Safford LLC	Delaware
CSE Salina LLC	Delaware
CSE Seminole LLC	Delaware
CSE Shawnee LLC	Delaware
CSE Spring Branch LLC	Delaware
CSE Stillwater LLC	Delaware
CSE Taylorsville LLC	Delaware
CSE Texarkana LLC	Delaware
CSE Texas City LLC	Delaware
CSE The Village LLC	Delaware
CSE Upland LLC	Delaware

Subsidiary Guarantors	State or Other Jurisdiction of Formation
CSE Walnut Cove L.P.	Delaware
CSE West Point LLC	Delaware
CSE Whitehouse LLC	Delaware
CSE Williamsport LLC	Delaware
CSE Winter Haven LLC	Delaware
CSEWoodfin L.P.	Delaware
CSE Yorktown LLC	Delaware
Dallas – Skilled Nursing, Inc.	Texas
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Desert Lane LLC	Delaware
Dixon Health Care Center, Inc.	Ohio
Florida Lessor – Crystal Springs, Inc.	Maryland
Florida Lessor – Emerald, Inc.	Maryland
Florida Lessor – Lakeland, Inc.	Maryland
Florida Lessor – Meadowview, Inc.	Maryland
Florida Real Estate Company, LLC	Florida
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Greenbough, LLC	Delaware
Hanover House, Inc.	Ohio
Heritage Texarkana Healthcare Associates, Inc.	Texas
House of Hanover, Ltd	Ohio
Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Indiana Lessor – Jeffersonville, Inc.	Maryland
Indiana Lessor – Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
LAD I Real Estate Company, LLC	Delaware
Lake Park – Skilled Nursing, Inc.	Texas
Leatherman 90-1, Inc.	Ohio
Leatherman Partnership 89-1, Inc.	Ohio
Leatherman Partnership 89-2, Inc.	Ohio
Long Term Care – Michigan, Inc.	Michigan
Long Term Care – North Carolina, Inc.	North Carolina
Long Term Care Associates – Illinois, Inc.	Illinois
Long Term Care Associates – Indiana, Inc.	Indiana
Long Term Care Associates – Texas, Inc.	Texas
Meridian Arms Land, Inc.	Ohio
North Las Vegas LLC	Delaware
NRS Ventures, L.L.C.	Delaware
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI (Kansas), Inc.	Kansas
OHI Asset (CA), LLC	Delaware
OHI Asset (CO), LLC	Delaware
OHI Asset (CT) Lender, LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (FL) Lender, LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IL), LLC	Delaware

Subsidiary Guarantors	State or Other Jurisdiction of Formation
OHI Asset (IN), LLC	Delaware
OHI Asset (IN) Greensburg, LLC	Delaware
OHI Asset (IN) Indianapolis, LLC	Delaware
OHI Asset (IN) Wabash, LLC	Delaware
OHI Asset (IN) Westfield, LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MD), LLC	Delaware
OHI Asset (MI), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (PA) Trust	Maryland
OHI Asset (PA), LLC	Delaware
OHI Asset (SMS) Lender, Inc.	Maryland
OHI Asset (TX), LLC	Delaware
OHI Asset CSB LLC	Delaware
OHI Asset CSE – E, LLC	Delaware
OHI Asset CSE – U, LLC	Delaware
OHI Asset Essex (OH), LLC	Delaware
OHI Asset HUD CFG, LLC	Delaware
OHI Asset HUD SF, LLC	Delaware
OHI Asset HUD WO, LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset II (FL), LLC	Delaware
OHI Asset II (PA) Trust	Maryland
OHI Asset III (PA) Trust	Maryland
OHI Asset IV (PA) Silver Lake Trust	Maryland
OHI Asset, LLC	Delaware
OHI of Texas, Inc.	Maryland
OHI Sunshine, Inc.	Florida
OHI Tennessee, Inc.	Maryland
OHIMA, Inc.	Massachusetts
Omega (Kansas), Inc.	Kansas
Omega TRS I, Inc.	Maryland
Orange Village Care Center, Inc.	Ohio
OS Leasing Company	Kentucky
Panama City Nursing Center LLC	Delaware
Parkview – Skilled Nursing, Inc.	Texas
Pavillion North Partners, Inc.	Pennsylvania
Pavillion North, LLP	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania
Pine Texarkana Healthcare Associates, Inc.	Texas
Reunion Texarkana Healthcare Associates, Inc.	Texas
San Augustine Healthcare Associates, Inc.	Texas
Skilled Nursing – Gaston, Inc.	Indiana
Skilled Nursing – Herrin, Inc.	Illinois
Skilled Nursing – Hicksville, Inc.	Ohio
Skilled Nursing – Paris, Inc.	Illinois
Skyler Maitland LLC	Delaware
South Athens Healthcare Associates, Inc.	Texas
St. Mary’s Properties, Inc.	Ohio
Sterling Acquisition Corp.	Kentucky

Subsidiary Guarantors	State or Other Jurisdiction of Formation
Sterling Acquisition Corp. II	Kentucky
Suwanee, LLC	Delaware
Texas Lessor – Stonegate GP, Inc.	Maryland
Texas Lessor – Stonegate, Limited, Inc.	Maryland
Texas Lessor – Stonegate, LP	Maryland
Texas Lessor – Treemont, Inc.	Maryland
The Suburban Pavilion, Inc.	Ohio
Washington Lessor – Silverdale, Inc.	Maryland
Waxahachie Healthcare Associates, Inc.	Texas
West Athens Healthcare Associates, Inc.	Texas
Wilcare, LLC	Ohio